                                                              EXHIBIT 10.2.3


                               THIRD AMENDMENT TO
                              EMPLOYMENT AGREEMENT
                                       OF
                               KENNETH A. KESSLER


            THIS AGREEMENT, effective as of the 15th day of September, 2000, is made by and between American Psych Systems Holdings, Inc., a Delaware corporation ("APS"), and Kenneth A. Kessler, M.D. (the "Employee").

                                   WITNESSETH:

            WHEREAS, the Employee and APS are parties to an Employment Agreement dated April 3, 1995 (the "Agreement");

            WHEREAS, Psych Systems Holdings, Inc. ("PSH"), a wholly-owned subsidiary of APS, desires to enter into a loan transaction (the "Loan") with Canpartners Investments IV, LLC ("Canpartners") whereby Canpartners will make a credit facility available to PSH in the aggregate principal amount of up to $7,500,000;

            WHEREAS, Canpartners, as a condition of advancing the Loan, is requiring that Employee extend the term of the Agreement to the earlier of (i) June 30, 2004 or (ii) the date upon which the Loan is repaid in full; and

            WHEREAS, the parties hereto desire to set forth their agreement concerning the extension of the termination date of the Agreement.

            NOW, THEREFORE, in consideration of the foregoing, for the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, mutually agree and covenant as follows:

      1.    AMENDMENT TO TERM OF EMPLOYMENT AGREEMENT

      Section 1.02 of the Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

            1.02 TERM. The term of Employment hereunder shall commence as of April 3, 1995, and shall continue through the earlier of (i) June 30, 2004 or
(ii) such time as the loan described in that certain Note and Stock Purchase Agreement, dated September 15, 2000, among Psych Systems Holdings, Inc., The Guarantors From Time to Time Party Thereto, Canpartners and The Other Purchasers From Time to Time Party Thereto is paid in full.

      2.    EFFECT OF AMENDMENT

      Except for the amendment to the Agreement set forth in paragraph 1 above, all of the terms and conditions of the Agreement remain unmodified and in full force and effect.

      IN WITNESS WHEREOF, APS has caused its duly authorized officer to execute and acknowledge this Agreement and Employee has set his hand and seal, all on the day and year first above written.


                              AMERICAN PSYCH SYSTEMS HOLDINGS, INC.



                        By:   /s/ Steven DaRe
                              ---------------------------------
                              Name:  Steven DaRe
                              Title: Senior Vice President


                              EMPLOYEE


                              /s/ Kenneth Kessler
                              ---------------------------------
                              Kenneth A. Kessler, M.D.



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